EISAI TO ACQUIRE MGI PHARMA FOR $41 PER SHARE IN AN ALL CASH TRANSACTION
Tokyo, Japan, and Bloomington, MN, December 10, 2007 – Eisai Co., Ltd. (TSE: 4523.JP) (“Eisai”), a research-based human health care (hhc) company that focuses on neurology, gastrointestinal disorders, oncology and critical care, and MGI PHARMA, Inc. (NASDAQ: MOGN) (“MGI PHARMA”), an oncology and acute care focused biopharmaceutical company, today announced that they have entered into a definitive merger agreement under which Eisai would acquire all of the outstanding shares of MGI PHARMA for US$41.00 per share in an all-cash transaction, for a total consideration of approximately $3.9 billion.
The merger agreement has been unanimously approved by the MGI PHARMA Board of Directors. The acquisition is expected to occur by means of a tender offer followed by a cash merger, is subject to customary closing conditions and regulatory approvals, and is expected to be completed during the first quarter of 2008.
Eisai expects MGI PHARMA’s marketed and pipeline products in oncology and acute care, as well as its R&D and commercial capabilities, including field sales specialists, together with Eisai’s existing oncology products, global infrastructure and R&D capabilities, will create a base for continued sales growth, pipeline enhancement and the opportunity for synergies. Eisai expects that this transaction will enable it to grow further in the U.S. market and strengthen its already-focused oncology business platform. Following the completion of the transaction, Eisai anticipates that the transaction will be accretive to its cash EPS (excluding goodwill amortization) in fiscal year 2008 and GAAP EPS in fiscal 2009.
The Board of Directors of MGI PHARMA, working with our legal and financial advisors, has been reviewing strategic alternatives for the company for the past several months,” said Mr. Lonnie Moulder, President and CEO of MGI PHARMA.  “During that time, we have had the opportunity to share the MGI PHARMA vision and business opportunity with many of the leading companies in the pharmaceutical and biotechnology industry. This transaction represents the successful conclusion of that process. Our Board of Directors and the management team are extremely pleased to announce this transaction and the opportunity to continue to bring important therapies to patients.”
Mr. Haruo Naito, President and CEO of Eisai, said, “Eisai has enormous respect for MGI PHARMA’s products, pipeline and people, and we look forward to working with their highly skilled team to address the unmet medical needs of patients throughout the world. Strategically, we expect this transaction to allow Eisai to significantly strengthen its oncology business and increase the likelihood of achieving our current strategic plan targets and our future revenue and earnings growth.”
Under Eisai’s “Dramatic Leap Plan” (DLP), its fifth midterm strategic plan which spans from April 1, 2006 to March 31, 2012, Eisai has continued to achieve steady growth in all regions, including Japan, the United States, Europe and Asia, with a special focus on integrative oncology, where tremendous unmet medical needs exist. Eisai has strengthened its oncology research and development and marketing infrastructure in the United States through the October 2006 acquisition of four oncology products and specialists’ know-how from Ligand Pharmaceuticals and the April 2007 acquisition of Morphotek, Inc, a biopharmaceutical company specializing in the development of protein and antibody gene evolution technology. In addition, Eisai is building a new oncology facility for manufacturing and formulation R&D at its North Carolina site.
The Transaction
The acquisition is structured as an all cash tender offer for all outstanding shares of MGI PHARMA common stock followed by a merger in which each remaining share of MGI PHARMA would be converted into the same US$41.00 cash per share price paid in the tender offer, except for shares held by stockholders who exercise appraisal rights. The acquisition is subject to the satisfaction of customary conditions, including the tender of a majority of the outstanding MGI PHARMA shares on a fully-diluted basis and the expiration or earlier termination of the Hart-Scott-Rodino waiting period and other regulatory approvals. The tender offer will be subject to the U.S. securities laws and applicable U.S. state laws.

To effect the transaction Eisai has established an acquisition subsidiary Jaguar Acquisition Corp., which is wholly-owned by Eisai Corporation of North America (Woodcliff Lake, NJ). Subsequent to the completion of the tender offer, Jaguar Acquisition Corp. will be merged into MGI PHARMA and the combined entity will then become a wholly-owned subsidiary of Eisai Corporation of North America.
Eisai intends to finance the acquisition through existing internal financial resources, as well as bank loan financing, and has secured commitment for the debt required to consummate the transaction.
The acquisition price represents a premium of approximately 38.7% to MGI PHARMA’s closing share price of $29.55 on November 28, 2007, the last business day prior to MGI PHARMA’s announcement that it was exploring strategic alternatives.
The acquisition will be effected pursuant to a merger agreement. The merger agreement contains certain termination rights for each of MGI PHARMA and Eisai and further provides that, upon termination of the merger agreement under specified circumstances, MGI PHARMA may be required to pay Eisai a termination fee of $129 million.
JPMorgan acted as exclusive financial advisor to Eisai, and Sullivan & Cromwell LLP is acting as legal counsel to Eisai. Lehman Brothers, Inc. acted as exclusive financial advisor to MGI PHARMA in its review of strategic alternatives, and Hogan & Hartson LLP is acting as legal counsel to MGI PHARMA.
Important Additional Information Will be Filed with the Securities and Exchange Commission (“SEC”)
The tender offer described in this news release has not yet commenced, and this news release is neither an offer to purchase nor a solicitation of an offer to sell shares of MGI PHARMA’s common stock. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ BOTH THE TENDER OFFER STATEMENT AND THE SOLICITATION/RECOMMENDATION STATEMENT REGARDING THE TENDER OFFER WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. The tender offer statement will be filed by Jaguar Acquisition Corp. with the SEC, and the solicitation/recommendation statement will be filed by MGI PHARMA with the SEC. Investors and security holders may obtain a free copy of these statements (when available) and other documents filed by such subsidiary or MGI PHARMA with the SEC at the website maintained by the SEC at www.sec.gov. The tender offer statement and related materials, solicitation/recommendation statement, and such other documents may be obtained for free by directing such requests to Georgeson, Inc., the information agent for the tender offer, at 1-212-440-9800 for banks and brokers or 1-888-605-7543 for all others.
About Eisai Co., Ltd.
Eisai Co., Ltd. is a research-based human health care (hhc) company that discovers, develops and markets products throughout the world. Eisai focuses its efforts in three therapeutic areas: integrative neuroscience, including neurology and psychiatric medicines; gastrointestinal disorders; and integrative oncology, including oncotherapy and supportive-care treatments. Through a global network of research facilities, manufacturing sites and marketing affiliates, Eisai actively participates in all aspects of the worldwide healthcare system. Eisai forecasts group sales of 739 billion yen in FY2007. More than 50% of the group sales are derived from businesses outside of Japan.
About Eisai Corporation of North America
Eisai Corporation of North America is a wholly-owned subsidiary of Eisai Co., Ltd. and supports the activities of its operating companies in North America. These operating companies include: Eisai Research Institute of Boston, Inc., a discovery operation with strong organic chemistry capabilities; Morphotek®, Inc., a biopharmaceutical company specializing in the development of therapeutic monoclonal antibodies; Eisai Medical Research Inc., a clinical development group; Eisai Inc., a commercial operation with manufacturing and marketing/sales functions; and Eisai Machinery U.S.A., which markets and maintains pharmaceutical manufacturing machinery.
About MGI PHARMA
MGI PHARMA, INC. is a biopharmaceutical company focused in oncology and acute care that acquires, researches, develops, and commercializes proprietary products that address the unmet needs of patients. MGI PHARMA markets Aloxi® (palonosetron hydrochloride) Injection, Dacogen® (decitabine) for Injection, and Gliadel® Wafer

(polifeprosan 20 with carmustine implant) in the United States. MGI PHARMA directly markets its products in the U.S. and collaborates with partners to reach international markets. For more information about MGI PHARMA, please visit www.mgipharma.com.
Safe Harbor Statement
Certain statements contained in this news release, including without limitation expectations as to future sales and operating results, constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements in this press release include statements regarding the anticipated benefits of the transaction; statements regarding the anticipated timing of filings and approvals relating to the transaction; statements regarding the expected timing of the completion of the transaction; and any statements of assumptions underlying any of the foregoing.  Words such as “expects,” “anticipates,” “believes,” “plans,” “intends,” “estimates,” “projects,” “forecasts,” “outlook,” and similar expressions are also intended to identify forward-looking statements. The statements involve known and unknown risks, uncertainties, and other factors which may cause the company’s actual results, earnings, performance, or achievements to be materially different from any future results, performance, or achievements expressed or implied by such forward-looking statements. Such factors include, but are not limited to, the following: general industry and market conditions, general domestic and international economic conditions such as interest rate and currency exchange fluctuations, technological advances and patents attained by competitors, challenges inherent in new product development and clinical trials, claims and concerns about product safety and efficacy, obtaining regulatory approvals, domestic and foreign healthcare reforms, trends toward managed care and healthcare cost containment, laws and regulations affecting domestic and foreign operations, inability to build production capacity to meet demand, unavailability of raw materials, and failure to gain market acceptance or third-party consents.   Risks and uncertainties that could cause results to differ from expectations also include: uncertainties as to the timing of the tender offer and merger; uncertainties as to how many MGI PHARMA stockholders will tender their stock in the offer; the risk that competing offers will be made; and the possibility that various closing conditions for the transaction may not be satisfied or waived, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the transaction. We will not undertake and specifically decline any obligation to update or correct any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.
Inquiries:

For Eisai:		For MGI	Investors:
PHARMA:
In Japan	Akira Fujiyoshi		Timothy J. Smith
	Vice President, Corporate		Investor Relations
	Communications & Investor Relations		MGI PHARMA, Inc.
	Eisai Co., Ltd.		952-406-3100
+81-3-3817-5120

In the US	Investors:
Robert Feeney
Director, Investor and Government
Relations
Eisai Corporation of North America
201-746-2069

Media:
Judee Shuler
Director, Corporate Planning &
Communications
Eisai Corporation of North America
201-746-2241

Sard Verbinnen & Co.
Jim Barron/Susan Burns/Victoria
Hofstad
212-687-8080